UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1543 Wazee Street, Suite 200

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 15, 2007, the Board of Directors of Chipotle Mexican Grill, Inc. approved a form of Indemnification Agreement to be entered into with Chipotle’s executive officers and each member of Chipotle’s Board of Directors.

The Indemnification Agreement provides, among other things, and subject to the procedures set forth in the Indemnification Agreement: (i) that Chipotle will indemnify the executive officer or director party to the agreement, which we refer to as the “Indemnitee,” to the fullest extent permitted by law in the event the Indemnitee was, is or becomes a party to or involved with an action, suit or proceeding by reason of the fact that the Indemnitee is or was serving as one of Chipotle’s executive officers or directors; (ii) that Chipotle will advance expenses incurred by the Indemnitee in any such proceeding, including attorney’s fees, to the Indemnitee in advance of the final disposition of the proceeding; (iii) that the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under Chipotle’s Certificate of Incorporation, Bylaws, insurance policies, the Delaware General Corporation Law or otherwise; and (iv) for certain exclusions from Chipotle’s obligations under the agreement.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2007, the Board of Directors of Chipotle Mexican Grill, Inc. appointed Neil W. Flanzraich to Chipotle’s Board of Directors.

Mr. Flanzraich will receive compensation as an outside director of Chipotle. Effective January 1, 2007, outside directors receive an annual retainer of $80,000, of which $40,000 is paid in cash and $40,000 is paid in shares of Chipotle Class A common stock based on the closing price of the stock on the grant date, which is in June each year. Each director who is not an employee of Chipotle also receives a $1,500 cash payment for each meeting of the Board of Directors he or she attends and $1,000 for each meeting of a committee of the Board of Directors he or she attends ($500 in the case of telephonic attendance at an in-person committee meeting). Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meetings. Mr. Flanzraich has not been appointed to any committees of Chipotle’s Board.

Mr. Flanzraich will also execute an Indemnification Agreement in the form filed as an exhibit to this current report.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Form of Indemnification Agreement between Chipotle Mexican Grill, Inc. and each executive officer and director of Chipotle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 19, 2007	By:	/s/ John R. Hartung
	Name:	John R. Hartung
	Title:	Chief Finance and Development Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Chipotle Mexican Grill, Inc. and each executive officer and director of Chipotle.